Exhibit 99.1
Alphabet Announces Fourth Quarter and Fiscal Year 2021 Results
MOUNTAIN VIEW, Calif. – February 1, 2022 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter and fiscal year ended December 31, 2021.
Sundar Pichai, CEO of Alphabet and Google, said: “Our deep investment in AI technologies continues to drive extraordinary and helpful experiences for people and businesses, across our most important products. Q4 saw ongoing strong growth in our advertising business, which helped millions of businesses thrive and find new customers, a quarterly sales record for our Pixel phones despite supply constraints, and our Cloud business continuing to grow strongly.”
Ruth Porat, CFO of Alphabet and Google, said: “Our fourth quarter revenues of $75 billion, up 32% year over year, reflected broad-based strength in advertiser spend and strong consumer online activity, as well as substantial ongoing revenue growth from Google Cloud. Our investments have helped us drive this growth by delivering the services that people, our partners and businesses need, and we continue to invest in long-term opportunities.”
Q4 2021 financial highlights
The following table summarizes our consolidated financial results for the quarters and years ended December 31, 2020 and 2021 (in millions, except for per share information and percentages).

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(unaudited)			(unaudited)
Revenues	$56,898	$75,325	$182,527	$257,637
Increase in revenues year over year	23%	32%	13%	41%

Operating income	$15,651	$21,885	$41,224	$78,714
Operating margin	28%	29%	23%	31%

Other income (expense), net	$3,038	$2,517	$6,858	$12,020

Net income	$15,227	$20,642	$40,269	$76,033
Diluted EPS	$22.30	$30.69	$58.61	$112.20

Q4 2021 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees

	Quarter Ended December 31,
	2020	2021
Google Search & other	$31,903	$43,301
YouTube ads	6,885	8,633
Google Network	7,411	9,305
Google advertising	46,199	61,239
Google other	6,674	8,161
Google Services total	52,873	69,400
Google Cloud	3,831	5,541
Other Bets	196	181
Hedging gains (losses)	(2)	203
Total revenues	$56,898	$75,325

Total TAC	$10,466	$13,427

Number of employees	135,301	156,500
Segment Operating Results

	Quarter Ended December 31,
	2020	2021
Operating income (loss):
Google Services	$19,066	$25,993
Google Cloud	(1,243)	(890)
Other Bets	(1,136)	(1,450)
Corporate costs, unallocated	(1,036)	(1,768)
Total income from operations	$15,651	$21,885
Change in the useful lives of our server and network equipment (unaudited)
In January 2021, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from three years to four years and the estimated useful life of certain network equipment from three years to five years. This change in accounting estimate was effective beginning in fiscal year 2021, and the effect for the three and twelve months ended December 31, 2021, respectively, was a reduction in depreciation expense of $446 million and $2.6 billion and an increase in net income of $347 million and $2.0 billion, or $0.52 and $3.02 per basic share and $0.52 and $2.98 per diluted share.
Stock Split Effected in Form of Stock Dividend (“Stock Split”)
Alphabet today announced that the Board of Directors had approved and declared a 20-for-one stock split (the “Stock Split”) in the form of a one-time special stock dividend on each share of the Company’s Class A, Class B, and Class C stock. The Stock Split is subject to stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class A, Class B, and Class C stock to accommodate the Stock Split.
If approval is obtained, each of the Company’s stockholders of record at the close of business on July 1, 2022 (the “Record Date”), will receive, after the close of business on July 15, 2022, a dividend of 19 additional shares of the same class of stock for every share held by such stockholder as of the Record Date.
Webcast and conference call information
A live audio webcast of our fourth quarter 2021 earnings release call will be available on YouTube at https://youtu.be/ItLfgdDN5oE. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.

We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. All information provided in this release and in the attachments is as of February 1, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,	As of December 31,
	2020	2021
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,465	$20,945
Marketable securities	110,229	118,704
Total cash, cash equivalents, and marketable securities	136,694	139,649
Accounts receivable, net	30,930	39,304
Income taxes receivable, net	454	966
Inventory	728	1,170
Other current assets	5,490	7,054
Total current assets	174,296	188,143
Non-marketable securities	20,703	29,549
Deferred income taxes	1,084	1,284
Property and equipment, net	84,749	97,599
Operating lease assets	12,211	12,959
Intangible assets, net	1,445	1,417
Goodwill	21,175	22,956
Other non-current assets	3,953	5,361
Total assets	$319,616	$359,268
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,589	$6,037
Accrued compensation and benefits	11,086	13,889
Accrued expenses and other current liabilities	28,631	31,236
Accrued revenue share	7,500	8,996
Deferred revenue	2,543	3,288
Income taxes payable, net	1,485	808
Total current liabilities	56,834	64,254
Long-term debt	13,932	14,817
Deferred revenue, non-current	481	535
Income taxes payable, non-current	8,849	9,176
Deferred income taxes	3,561	5,257
Operating lease liabilities	11,146	11,389
Other long-term liabilities	2,269	2,205
Total liabilities	97,072	107,633
Contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 675,222 (Class A 300,730, Class B 45,843, Class C 328,649) and 662,121 (Class A 300,737, Class B 44,665, Class C 316,719) shares issued and outstanding	58,510	61,774
Accumulated other comprehensive income (loss)	633	(1,623)
Retained earnings	163,401	191,484
Total stockholders’ equity	222,544	251,635
Total liabilities and stockholders’ equity	$319,616	$359,268

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(unaudited)			(unaudited)
Revenues	$56,898	$75,325	$182,527	$257,637
Costs and expenses:
Cost of revenues	26,080	32,988	84,732	110,939
Research and development	7,022	8,708	27,573	31,562
Sales and marketing	5,314	7,604	17,946	22,912
General and administrative	2,831	4,140	11,052	13,510
Total costs and expenses	41,247	53,440	141,303	178,923
Income from operations	15,651	21,885	41,224	78,714
Other income (expense), net	3,038	2,517	6,858	12,020
Income before income taxes	18,689	24,402	48,082	90,734
Provision for income taxes	3,462	3,760	7,813	14,701
Net income	$15,227	$20,642	$40,269	$76,033

Basic earnings per share of Class A and B common stock and Class C capital stock	$22.54	$31.15	$59.15	$113.88
Diluted earnings per share of Class A and B common stock and Class C capital stock	$22.30	$30.69	$58.61	$112.20
Number of shares used in basic earnings per share calculation	675,582	662,663	680,816	667,650
Number of shares used in diluted earnings per share calculation	682,969	672,493	687,028	677,674

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(unaudited)			(unaudited)
Operating activities
Net income	$15,227	$20,642	$40,269	$76,033
Adjustments:
Depreciation and impairment of property and equipment	3,539	3,215	12,905	11,555
Amortization and impairment of intangible assets	186	224	792	886
Stock-based compensation expense	3,223	3,954	12,991	15,376
Deferred income taxes	1,670	1,616	1,390	1,808
Gain on debt and equity securities, net	(3,262)	(2,478)	(6,317)	(12,270)
Other	392	(14)	1,267	(213)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(5,445)	(5,819)	(6,524)	(9,095)
Income taxes, net	740	(3,369)	1,209	(625)
Other assets	(738)	(399)	(1,330)	(1,846)
Accounts payable	963	1,157	694	283
Accrued expenses and other liabilities	4,613	4,541	5,504	7,304
Accrued revenue share	1,362	1,296	1,639	1,682
Deferred revenue	207	368	635	774
Net cash provided by operating activities	22,677	24,934	65,124	91,652
Investing activities
Purchases of property and equipment	(5,479)	(6,383)	(22,281)	(24,640)
Purchases of marketable securities	(31,644)	(40,090)	(136,576)	(135,196)
Maturities and sales of marketable securities	35,155	36,168	132,906	128,294
Purchases of non-marketable securities	(5,311)	(770)	(7,175)	(2,838)
Maturities and sales of non-marketable securities	425	344	1,023	934
Acquisitions, net of cash acquired, and purchases of intangible assets	(370)	(385)	(738)	(2,618)
Other investing activities	(57)	100	68	541
Net cash used in investing activities	(7,281)	(11,016)	(32,773)	(35,523)
Financing activities
Net payments related to stock-based award activities	(1,647)	(2,923)	(5,720)	(10,162)
Repurchases of common and capital stock	(7,904)	(13,473)	(31,149)	(50,274)
Proceeds from issuance of debt, net of costs	0	6,250	11,761	20,199
Repayments of debt	(57)	(6,365)	(2,100)	(21,435)
Proceeds from sale of interest in consolidated entities, net	338	0	2,800	310
Net cash used in financing activities	(9,270)	(16,511)	(24,408)	(61,362)
Effect of exchange rate changes on cash and cash equivalents	210	(181)	24	(287)
Net increase (decrease) in cash and cash equivalents	6,336	(2,774)	7,967	(5,520)
Cash and cash equivalents at beginning of period	20,129	23,719	18,498	26,465
Cash and cash equivalents at end of period	$26,465	$20,945	$26,465	$20,945

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended December 31, 2021
Net cash provided by operating activities	$24,934
Less: purchases of property and equipment	(6,383)
Free cash flow	$18,551
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.
Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues and the non-GAAP percentage change in constant currency revenues because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.
Comparison to the Quarter Ended December 31, 2020

	Quarter Ended
	December 31, 2020	December 31, 2021	% Change from Prior Year
EMEA revenues	$17,238	$23,153	34%
EMEA constant currency revenues		23,211	35%

APAC revenues	9,909	12,732	28%
APAC constant currency revenues		12,996	31%

Other Americas revenues	3,050	4,447	46%
Other Americas constant currency revenues		4,398	44%

United States revenues	26,703	34,790	30%

Hedging gains (losses)	(2)	203
Total revenues	$56,898	$75,325	32%
Revenues, excluding hedging effect	$56,900	$75,122
Exchange rate effect		273
Total constant currency revenues		$75,395	33%

Comparison to the Quarter Ended September 30, 2021

	Quarter Ended
	September 30, 2021	December 31, 2021	% Change from Prior Quarter
EMEA revenues	$19,839	$23,153	17%
EMEA constant currency revenues		23,662	19%

APAC revenues	11,705	12,732	9%
APAC constant currency revenues		12,872	10%

Other Americas revenues	3,688	4,447	21%
Other Americas constant currency revenues		4,560	24%

United States revenues	29,824	34,790	17%

Hedging gains (losses)	62	203
Total revenues	$65,118	$75,325	16%
Revenues, excluding hedging effect	$65,056	$75,122
Exchange rate effect		762
Total constant currency revenues		$75,884	17%
Comparison to the Year Ended December 31, 2020

	Year Ended
	December 31, 2020	December 31, 2021	% Change from Prior Year
EMEA revenues	$55,370	$79,107	43%
EMEA constant currency revenues		76,321	38%

APAC revenues	32,550	46,123	42%
APAC constant currency revenues		45,666	40%

Other Americas revenues	9,417	14,404	53%
Other Americas constant currency revenues		14,317	52%

United States revenues	85,014	117,854	39%

Hedging gains (losses)	176	149
Total revenues	$182,527	$257,637	41%
Revenues, excluding hedging effect	$182,351	$257,488
Exchange rate effect		(3,330)
Total constant currency revenues		$254,158	39%
Non-GAAP constant currency revenues and percentage change: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue percentage change is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended December 31,
	2020	2021
Interest income	$386	$378
Interest expense	(53)	(117)
Foreign currency exchange gain (loss), net	(87)	(163)
Gain (loss) on debt securities, net	210	(172)
Gain (loss) on equity securities, net(1)	3,052	2,650
Performance fees	(405)	(228)
Income (loss) and impairment from equity method investments, net	355	49
Other	(420)	120
Other income (expense), net	$3,038	$2,517
(1)Includes all gains and losses, unrealized and realized, on equity investments. For Q4 2021, the net effect of the gain on equity securities of $2,650 million and the performance fees of $228 million increased the provision for income tax, net income, and diluted EPS by $509 million, $1,913 million, and $2.84, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.
Segment results
The following table presents our revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended December 31,
	2020	2021
Revenues:
Google Services	$52,873	$69,400
Google Cloud	3,831	5,541
Other Bets	196	181
Hedging gains (losses)	(2)	203
Total revenues	$56,898	$75,325

	Quarter Ended December 31,
	2020	2021
Operating income (loss):
Google Services	$19,066	$25,993
Google Cloud	(1,243)	(890)
Other Bets	(1,136)	(1,450)
Corporate costs, unallocated	(1,036)	(1,768)
Total income from operations	$15,651	$21,885
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps and in-app purchases, digital content products, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes Google’s infrastructure and platform services, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues from fees received for Google Cloud Platform services, Google Workspace collaboration tools and other enterprise services.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from Other Bets are generated primarily from the sale of health technology and internet services.

Unallocated corporate costs primarily include corporate initiatives, corporate shared costs, such as finance and legal, including certain fines and settlements, as well as costs associated with certain shared R&D activities. Additionally, hedging gains (losses) related to revenue are included in corporate costs.